Exhibit 4.1

EXECUTION VERSION

WORTHINGTON INDUSTRIES, INC.

$150,000,000

4.60% SENIOR NOTES DUE AUGUST 10, 2024

______________

NOTE AGREEMENT

______________

Dated as of August 10, 2012

(Not Part of Agreement)

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(continued)

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(continued)

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PURCHASER SCHEDULE

SCHEDULE 6B	--	CERTAIN EXISTING LIENS
SCHEDULE 6F	--	UNRESTRICTED SUBSIDIARIES
SCHEDULE 8A(1)	--	SUBSIDIARIES
SCHEDULE 8G	--	LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS

EXHIBIT A	--	FORM OF NOTE
EXHIBIT B	--	FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT C-1	--	FORM OF OPINION OF COMPANY’S GENERAL COUNSEL
EXHIBIT C-2	--	FORM OF OPINION OF COMPANY’S SPECIAL COUNSEL

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WORTHINGTON INDUSTRIES, INC.
200 Old Wilson Bridge Road
Columbus, Ohio 43085

As of August 10, 2012

To Each of the Purchasers Named in the
Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

The undersigned, Worthington Industries, Inc., an Ohio corporation (herein called the “Company”), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (herein called the “Purchasers”) as set forth below.  Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

1.           AUTHORIZATION OF ISSUE OF NOTES.  The Company will authorize the issue of its senior promissory notes (the “Notes”) in the aggregate principal amount of $150,000,000, to be dated the date of issue thereof, to mature August 10, 2024, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 4.60% per annum (provided that, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) the outstanding principal balance of the Notes shall bear interest from and after the date of such Event of Default and until the date such Event of Default ceases to be in existence at the rate per annum from time to time equal to the Default Rate) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and to be substantially in the form of Exhibit A attached hereto.  The term “Notes” as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

2.           PURCHASE AND SALE OF NOTES.  The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Notes set forth opposite such Purchaser’s name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount.  The Company will deliver to each Purchaser, at the offices of Schiff Hardin LLP at 233 South Wacker Drive, Suite 6600, Chicago, IL 60606, one or more Notes registered in such Purchaser’s name (or, if specified in the Purchaser Schedule, in the name of the nominee(s) for such Purchaser specified in the Purchaser Schedule), evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds on the date of closing, which shall be August 10, 2012 or any other date on or before August 10, 2012 upon which the Company and the Purchasers may mutually agree (herein called the “closing” or the “date of closing”), for credit to the account or accounts as shall be specified in a letter on the Company’s letterhead, in substantially the form of Exhibit B attached hereto, from the Company to the Purchasers delivered prior to the date of closing.

3.           CONDITIONS OF CLOSING.  Each Purchaser’s obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

3A.           Documents.  Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, dated the date of closing unless otherwise indicated, and, on the date of closing, in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

(i)           the Note or Notes to be purchased by such Purchaser in the form of Exhibit A attached hereto;

(ii)           a Secretary’s Certificate signed by the Secretary or Assistant Secretary and one other officer of the Company certifying, among other things (a) as to the name, titles and true signatures of the officers of the Company authorized to sign this Agreement, the Notes and the other documents to be delivered in connection with this Agreement, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of the Company, certified by the Secretary of State of the state of organization of the Company as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of the Company which were duly adopted and are in effect as of the date of closing and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d) below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of the Company, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of this Agreement, the Notes and the other documents to be delivered in connection with this Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, and are in full force and effect and are the only resolutions of the shareholders, partners or members of the Company or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (e) that this Agreement, the Notes and the other documents executed and delivered to such Purchaser by the Company are in the form approved by its Board of Directors of other managing body in the resolutions referred to in clause (d), above, and (f) that no dissolution or liquidation proceedings as to the Company or any Subsidiary have been commenced or are contemplated;

(iii)           a certificate of corporate or other type of entity and tax good standing for the Company from the Secretary of State of the state of organization of the Company and of each state in which the Company is required to be qualified to transact business as a foreign organization, in each case dated as of a recent date;

(iv)           certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Subsidiary (under its present name and previous names used) as debtor and which are filed in the office of the Secretary of State (or such other office which is, under the Uniform Commercial Code as in effect in the applicable jurisdiction, the proper office in which to file a financing statement under Section 9-501(a)(2) of such Uniform Commercial Code) of the location (as determined under the Uniform Commercial Code) of the Company or such Subsidiary, as applicable, together with copies of such financing statements, and lien and judgment search reports from the county recorder of any county in which the Company or any Subsidiary maintains an office or in which any assets of the Company or any Subsidiary are located; and

(v)           such other certificates, documents and agreements as such Purchaser may reasonably request.

3B.           Opinion of Purchasers’ Special Counsel.  Such Purchaser shall have received from Schiff Hardin LLP, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

3C.           Opinion of Company’s General Counsel and Special Counsel.  Such Purchaser shall have received from (1) the General Counsel of the Company, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit C-1 attached hereto and (2)  Chapman and Cutler LLP, special counsel for the Company, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit C-2 attached hereto, and the Company, by its execution hereof, hereby requests and authorizes such General Counsel and special counsel to render such opinions and to allow such Purchaser to rely on such opinions, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

3D.           Representations and Warranties; No Default; Satisfaction of Conditions.  The representations and warranties contained in paragraph 8 shall be true on and as of the date of closing, both before and immediately after giving effect to the issuance of the Notes on the date of closing and the consummation of any other transactions contemplated hereby; there shall exist on the date of closing  no Event of Default or Default, both before and immediately after giving effect to the issuance of the Notes on the date of closing and the consummation of any other transactions contemplated hereby; the Company shall have performed all agreements and satisfied all conditions required under this Agreement to be performed or satisfied on or before the date of closing; and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of closing, to each such effect.

3E.           Purchase Permitted By Applicable Laws; Approvals.  The purchase of and payment for the Notes to be purchased by such Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.  All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement and the Notes or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.

3F.           Material Adverse Change.  No material adverse change in the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries, taken as a whole, since May 31, 2012 shall have occurred or be threatened, as determined by such Purchaser in its sole judgment.

3G.           Modification to WAVE Note Purchase and Private Shelf Agreement.  Such Purchaser shall have received evidence satisfactory to it that the Note Purchase and Private Shelf Agreement dated as of December 23, 2011 among Worthington Armstrong Venture, a Delaware general partnership, Prudential Investment Management, Inc. and the purchasers named therein has been modified to terminate the Facility (as defined therein).

3H.           Fees and Expenses.  Without limiting the provisions of paragraph 11B hereof, the Company shall have paid the reasonable fees, charges and disbursements of special counsel to the Purchasers referred to in paragraph 3B hereof.

3I.           Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

4.           PREPAYMENTS.  The Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraph 4E, the optional prepayments permitted by paragraph 4B and upon acceleration pursuant to paragraph 7A.

4A.           Required Repayment at Maturity.  The entire outstanding principal amount of the Notes, together with all accrued and unpaid interest thereon, shall become due and payable on August 10, 2024, the maturity date of the Notes.

4B.           Optional Prepayment With Yield-Maintenance Amount.  The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $500,000 and in a minimum amount of $1,000,000 on any one occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note.  Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in inverse order of their scheduled due dates.

4C.           Notice of Optional Prepayment.  The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date (which shall be a Business Day), specifying such prepayment date and the aggregate principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B.  Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date.  The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

4D.           Partial Payments Pro Rata.  In the case of each prepayment of less than the entire outstanding principal amount of all Notes pursuant to paragraph 4B, the principal amount so prepaid shall be allocated pro rata to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

4E.           Offer to Prepay Notes in the Event of a Change of Control.

4E(1).           Notice of Change of Control.  The Company will, at least 30 days prior to any Change of Control, give written notice of such Change of Control to each holder of the Notes.  Such notice shall contain and constitute an offer to prepay the Notes as described in paragraph 4E(3) and shall be accompanied by the certificate described in paragraph 4E(6).

4E(2).           Notice of Acceptance of Offer under Paragraph 4E(1).  If the Company shall at any time receive an acceptance to an offer to prepay Notes under paragraph 4E(1) from some, but not all, of the holders of the Notes, then the Company will, within two Business Days after the receipt of such acceptance, give written notice of such acceptance to each other holder of the Notes.

4E(3).           Offer to Prepay Notes.  The offer to prepay Notes contemplated by paragraph 4E(1) shall be an offer to prepay, in accordance with and subject to this paragraph 4E, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) at the time of the occurrence of the Change of Control.

4E(4).           Rejection; Acceptance.  A holder of Notes may accept or reject the offer to prepay made pursuant to this paragraph 4E by causing a notice of such acceptance or rejection to be delivered to the Company prior to the prepayment date.  A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this paragraph 4E shall be deemed to constitute an acceptance of such offer by such holder.

4E(5).           Prepayment.  Prepayment of the Notes to be prepaid pursuant to this paragraph 4E shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment.  The prepayment shall be made at the time of occurrence of a Change of Control.

4E(6).           Officer’s Certificate.  Each offer to prepay the Notes pursuant to this paragraph 4E shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (i) the proposed prepayment date (which shall be the date of the Change of Control), (ii) that such offer is made pursuant to this paragraph 4E, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the prepayment date, (v) that the conditions of this paragraph 4E have been fulfilled, and (vi) in reasonable detail, the nature and anticipated date of the Change of Control.

4F.           No Acquisition of Notes.  The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4B, upon acceptance of an offer to prepay pursuant to paragraph 4E or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions.  Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

5.           AFFIRMATIVE COVENANTS.

5A.           Financial Statements.  The Company covenants that it will deliver to each Significant Holder:

(i)           as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of earnings, shareholders’ equity and cash flows of the Company and its Consolidated Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applicable to quarterly financial statements and certified by an authorized financial officer of the Company as fairly presenting in accordance with generally accepted accounting principles, in all material respects, the consolidated financial position of the Company and its Consolidated Subsidiaries and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments and except as disclosed in the notes to such financial statements; provided, however, that delivery within the time period specified above pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period (including all financial statement exhibits and financial statements incorporated by reference therein) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

(ii)           as soon as practicable and in any event within 75 days after the end of each fiscal year, consolidated statements of income and cash flows and a consolidated statement of shareholders’ equity of the Company and its Consolidated Subsidiaries for such year, and a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail, prepared in accordance with generally accepted accounting principles and, as to the consolidated statements, accompanied by an opinion thereon of independent public accountants of recognized national standing selected by the Company, which opinion shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications or exceptions not reasonably acceptable to the Required Holder(s), which opinion shall be to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly, in accordance with generally accepted accounting principles, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Consolidated Subsidiaries in accordance with generally accepted accounting principles consistently applied (except for changes with which such accountants concur); provided, however, that delivery within the time period specified above pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year (including all financial statement exhibits and all financial statements incorporated by reference therein) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to the consolidated statements;

(iii)           promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its principal lending banks as a whole (excluding information that is immaterial or information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public shareholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission); provided, however, that the Company shall be deemed to have made delivery of any such registration statements and reports if it shall have made such registration statements and reports available for free on the Securities and Exchange Commission’s EDGAR system (or any successor system adopted by the Securities and Exchange Commission); and

(iv)           with reasonable promptness, such other information as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer’s Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B and 6K and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.  The Company also covenants that promptly after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

5B.           [Intentionally Omitted].

5C.           Inspection of Property.  The Company covenants that it will permit any Person reasonably designated by any Significant Holder in writing, at such Significant Holder’s expense if no Default or Event of Default exists and at the Company’s expense if a Default or an Event of Default exists, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries with any such Person), all at such reasonable times and as often as such Significant Holder may reasonably request.

5D.           Covenant to Secure Notes Equally.  The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of paragraph 6B.

5E.           Compliance with Law.  The Company covenants that it will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, environmental laws, the USA PATRIOT Act and the other laws and regulations that are referred to in paragraph 8Q, and will obtain and maintain in full force and effect all licenses, certificates, permits, franchises, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or governmental bodies having jurisdiction over the Company and its Restricted Subsidiaries or any of their respective properties necessary to the ownership, operation or maintenance of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in full force and effect such licenses, certificates, permits, franchises, operating rights and other authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5F.           Maintenance of Insurance.  The Company covenants that it will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts reasonably consistent with the Company’s current practices.

5G.           Maintenance of Properties.  The Company covenants that it will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times, provided that this paragraph 5G shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if (1) such discontinuance is desirable in the conduct of its business and such discontinuance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (2) such discontinuance would not reasonably be expected individually or in the aggregate, to have a Material Adverse Effect.

5H.           Payment of Obligations.  The Company will, and will cause each of its Restricted Subsidiaries to, pay and discharge as the same shall become due and payable, all its obligations and liabilities the non-payment of which would reasonably be expected to have a Material Adverse Effect, including: (i) material Taxes, assessments, charges, levies and other similar material liabilities imposed upon it, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which it has set aside reserves or made other adequate provision with respect thereto; and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property which is not a Permitted Lien.

5I.           Corporate Existence.  Subject to paragraph 6C, the Company will at all times preserve and keep in full force and effect its corporate existence.  Subject to paragraph 6C, the Company will at all times preserve and keep in full force and effect the corporate, limited liability company or partnership, as the case may be, existence of each of its Restricted Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary that is a Restricted Subsidiary), unless the termination of or failure to preserve and keep in full force and effect such corporate existence would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5J.           Agreement Assuming Liability on Notes.  (i) The Company covenants that, if at any time any Subsidiary is or becomes liable as a borrower, co-borrower, obligor or co-obligor under, or becomes obligated under a Guaranty Obligation with respect to, any Indebtedness or other obligation under the Primary Bank Facility, the Company will, at the same time, cause such Subsidiary to deliver to the holders of the Notes a guaranty agreement in form and substance satisfactory to the Required Holder(s) (a “Guaranty Agreement”).  Each such Guaranty Agreement shall be accompanied by a (a) certificate of the Secretary or Assistant Secretary of such Person certifying such Person’s charter and by-laws (or comparable governing documents), resolutions of the board of directors (or comparable governing body) of such Person authorizing the execution and delivery of such Guaranty Agreement (or joinder thereto) and incumbency and specimen signatures of the officers of such Person executing such documents and (b) a favorable opinion of counsel to the Company or such Person, in form and substance acceptable to the Required Holder(s).  The delivery of such an agreement shall not in any way limit or modify the rights of the holders of the Notes to enforce the provisions of paragraph 6A.

(ii) If at any time pursuant to the terms and conditions of the Primary Bank Facility any Subsidiary is discharged and released from all Guaranty Obligations, if any, with respect to any Indebtedness under the Primary Bank Facility and all obligations, if any, under the Primary Bank Facility as  borrower, co-borrower, obligor or co-obligor and if (a) immediately preceding the release of such Guarantor from its Guaranty Agreement under this Agreement and the Notes and after giving effect thereto, no Default or Event of Default will have existed or would exist, (b) any fees or other consideration are given to the lenders under the Primary Bank Facility to obtain such discharge and release (other than commitment fees and similar fees given in consideration of a new extension of credit in connection with an extension or replacement of a Primary Bank Facility and excluding any amounts paid in satisfaction of principal or interest), each holder of a Note shall have received such fees or other consideration on a pro rata basis in proportion to the respective outstanding principal amount of such Indebtedness under the Primary Bank Facility and the outstanding principal amount of such holder’s Notes and (c) the Company shall have delivered to each holder of Notes an Officer’s Certificate certifying that the conditions specified in this clause (ii) have been satisfied, then, upon receipt by the holders of Notes of such Officer’s Certificate, the holders of the Notes shall promptly deliver a written discharge and release of such Subsidiary from its obligations under its Guaranty Agreement.  Notwithstanding any provision of this paragraph 5J(ii) to the contrary, if a Subsidiary released and discharged from a Guaranty Agreement pursuant to paragraph 5J(ii) subsequently becomes liable as a borrower, co-borrower, obligor or co-obligor under, or becomes obligated under a Guaranty Obligation with respect to, any Indebtedness or other obligation under the Primary Bank Facility, then the provisions of paragraph 5J(i) shall apply to such Subsidiary.

6.           NEGATIVE COVENANTS.

6A.           Limitation on Indebtedness of Restricted Subsidiaries.  The Company covenants that it will not cause or permit any Restricted Subsidiary to, directly or indirectly, incur, create, assume or permit to exist any Indebtedness except:

(i)           Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company (including any Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with a Subsidiary of the Company, or at the time of a sale, lease or other disposition of all or substantially all of the properties of a Person to a Subsidiary of the Company); provided that such Indebtedness was not incurred in connection with, or in anticipation of, such event;

(ii)           Indebtedness owing to the Company, any Restricted Subsidiary or Worthington Receivables (or any replacement or substitute thereof);

(iii)           Indebtedness evidenced by letters of credit not issued or deemed issued under the Credit Agreement; provided that the aggregate face amount of all such letters of credit shall not exceed $20,000,000 in the aggregate at any time;

(iv) Indebtedness of Restricted Subsidiaries that are party to a Guaranty Agreement evidenced by letters of credit issued or deemed issued under the Credit Agreement;

(v) Indebtedness of Guarantors under a Guaranty Agreement and guaranties of a Guarantor with respect to Indebtedness under the Primary Bank Facility and other  senior unsecured Indebtedness of the Company; and

(vi) other Indebtedness of the Restricted Subsidiaries in an aggregate principal amount at any time outstanding not in excess of 10% of Consolidated Net Tangible Assets.

6B.           Restriction on Liens.  The Company covenants that it will not, and will not cause or permit any Restricted Subsidiary to, incur, create, assume, become or be liable in any way, or suffer to exist any mortgage, pledge, lien, charge, or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than Permitted Liens; provided that no such Lien shall secure any Indebtedness under any Primary Bank Facility unless the obligations of the Company under the Notes and this Agreement are secured by such Liens on a pari passu basis pursuant to agreements and documentation, including an intercreditor agreement, in form and substance satisfactory to the Required Holder(s).

6C.           Merger.  The Company covenants that it will not, and will not cause or permit any Restricted Subsidiary to, merge or consolidate with or into any other Person except: (i) any Restricted Subsidiary or any other Person may merge or consolidate with the Company; provided that (a) the Company is the surviving entity of such merger or consolidation and (b) such surviving entity has the majority of its property and assets within the continental limits of the United States of America; (ii) the Company may merge or consolidate with any Restricted Subsidiary; provided that (a) such Restricted Subsidiary is the surviving entity of such merger or consolidation, (b) such surviving entity is organized and existing under the laws of a state of the United States, (c) such surviving entity has the majority of its property and assets within the continental limits of the United States of America and (d) such surviving entity assumes in writing all of the obligations and liabilities of the Company under this Agreement and the Notes and such Restricted Subsidiary shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holder(s), to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms; (iii) any Restricted Subsidiary may merge or consolidate with any other Person; provided that the surviving entity of such merger or consolidation is a Restricted Subsidiary after such merger or consolidation; (iv) any merger may be consummated in furtherance of a Disposition not prohibited under paragraph 6D; or (v) any Foreign Subsidiary may merge or consolidated into any Foreign Subsidiary; provided that with respect to any merger or consolidation described in subsections (i) through (v) above, immediately prior to and after giving effect to any such transaction, no condition or event exists which constitutes a Default or an Event of Default shall have occurred and be continuing.

6D.           Dispositions.  The Company covenants that it will not, and will not cause or permit any Restricted Subsidiary to, make any Disposition or enter into any agreement to make any Disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

6E.           ERISA.  The Company covenants that it will not, and will not cause or permit any Subsidiary to, at any time engage in a transaction which could be subject to section 4069 or 4212(c) of ERISA, or permit any Plan to (i) engage in any non-exempt “prohibited transaction” (as defined in section 4975 of the Code); (ii) fail to comply with ERISA or any other related applicable laws; or (iii) fail to satisfy the “minimum funding standard” (as defined in section 412 of the Code or section 302 of ERISA), whether or not waived, which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

6F.           Designation of Restricted and Unrestricted Subsidiaries.

(i)           Schedule 6F sets forth a complete and accurate list of the Company’s Unrestricted Subsidiaries as of the date of closing.  From and after the date of closing, the Company may designate any Restricted Subsidiary as an Unrestricted Subsidiary; provided that: (a) immediately prior to and after giving pro forma effect to such change in designation no Default or an Event of Default would exist, (b) such Subsidiary is an Unrestricted Subsidiary under the Primary Bank Facility or the Company is concurrently designating such Restricted Subsidiary as an Unrestricted Subsidiary under the Primary Bank Facility and (c) the designation of the Subsidiary as an Unrestricted Subsidiary would not have a Material Adverse Effect; provided further that Company may not designate any Restricted Subsidiaries as Unrestricted Subsidiaries if the aggregate operating income of the Unrestricted Subsidiaries (after giving pro forma effect to the Restricted Subsidiaries so designated) at that time would account for more than 15% of the consolidated operating income of the Company and its Consolidated Subsidiaries for the period consisting of the most recently completed four fiscal quarters.

(ii)           From and after the date of closing, the Company shall not designate any Unrestricted Subsidiary which otherwise meets the definition of a Restricted Subsidiary, as a Restricted Subsidiary, unless if, and only if, immediately after giving effect to such change in designation: (a) any and all outstanding Indebtedness of such Subsidiary could then have been incurred in compliance with paragraph 6A and (b) immediately prior to and after giving pro forma effect to such change in designation no Default or an Event of Default would exist; provided that if the Company has designated a Subsidiary which was previously treated as a Restricted Subsidiary as an Unrestricted Subsidiary during the term of this Agreement, the Company may not again designate such Subsidiary as a Restricted Subsidiary without the consent of the Required Holder(s).

(iii)           Any change in designation pursuant to this paragraph 6F will be made by the Company giving written notice to the Significant Holders on or prior to the date for such change in designation, specifying such date and the name of the Subsidiary whose designation is to be so changed, which notice will be accompanied by an Officer’s Certificate certifying that the conditions required for such change in designation will not be violated.  Notwithstanding the foregoing, if due to an acquisition or other event, in either case to the extent permitted by this Agreement, which would cause a Person which was not previously a Consolidated Subsidiary to become a Consolidated Subsidiary, the Company may immediately elect to have such Person not become a Restricted Subsidiary, but instead to be designated as an Unrestricted Subsidiary.

6G.           Change in Nature of Business.  The Company covenants that it will not, and will not cause or permit any Restricted Subsidiary to, make any change in its business which would cause the type of business primarily conducted by the Company and its Restricted Subsidiaries, considered on a consolidated basis, to be materially different from the type of business primarily being conducted on the date of closing.

6H.           Transactions with Affiliates.  The Company covenants that it will not, and will not cause or permit any Restricted Subsidiary to, enter into any material transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service with any Affiliate of the Company (other than a Restricted Subsidiary), other than arm’s-length transactions with Affiliates that are otherwise permitted hereunder.

6I.           Burdensome Agreements.  The Company covenants that it will not, and will not cause or permit any Restricted Subsidiary to, enter into any Contractual Obligation that materially limits the ability of any Restricted Subsidiary to make Restricted Payments to the Company or to otherwise generally transfer property to the Company.

6J.           Governance Documents.  The Company covenants that it will not amend or change its Articles of Incorporation or code of regulations in any manner which is materially adverse to the holders of Notes.

6K.           Financial Covenants.

(i)           Interest Coverage Ratio.  The Company covenants that it will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company, in each case taken as a single accounting period, calculated as of the end of each fiscal quarter of the Company, to be less than 3.00:1; provided that as of the date of closing, such required ratio shall be adjusted as set forth in the final sentence of paragraph 6M(i).

(ii)           Consolidated Indebtedness to Capitalization.  The Company covenants that it will not permit the ratio of Consolidated Indebtedness to Capitalization, calculated as of the end of each fiscal quarter of the Company, to be greater than 60% provided that as of the date of closing, such required ratio shall be adjusted as set forth in the final sentence of paragraph 6M(i).

6L.           Anti-Terrorism Laws.  The Company covenants that it will not, and will not cause or permit any Controlled Entity to, (i) become a Blocked Person, (ii) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (iii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or (iv) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

6M.           Most Favored Lender.

(i)           If at any time after the date of closing the Primary Bank Facility contains a Financial Covenant that is not contained in this Agreement or a Financial Covenant that is contained in this Agreement which would in any respect be more beneficial to the holders of Notes than the Financial Covenants set forth in this Agreement (any such provision, a “More Favorable Covenant”), then such More Favorable Covenant shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth in full herein, effective as of the date when such More Favorable Covenant shall have become effective under such Primary Bank Facility.  Thereafter, upon the request of any holder of a Note, the Company shall (at its sole cost and expense) enter into any additional agreement or amendment to this Agreement requested by such holder evidencing any of the foregoing.  For the avoidance of doubt, on the date of closing by operation of this paragraph 6M(i) with respect to Section 6.13(a) and (b) of the Credit Agreement, (a) the maximum Consolidated Indebtedness to Capitalization ratio set forth in paragraph 6K(ii) shall be 55% and (b) the minimum Interest Coverage Ratio set forth in paragraph 6K(i) shall be 3.25:1.00 and no additional agreement or amendment pursuant to the preceding sentence shall be required to evidence such levels.

(ii)           Any More Favorable Covenant incorporated into this Agreement (herein referred to as an “Incorporated Covenant”) pursuant to this paragraph 6M (a) shall be deemed automatically amended herein to reflect any subsequent amendments made to such More Favorable Covenant under the Primary Bank Facility (provided that, if a Default or an Event of Default then exists (including in respect of such Incorporated Covenant) and the amendment of such More Favorable Covenant would make such covenant less restrictive on the Company, such Incorporated Covenant shall only be deemed automatically amended at such time, if it should occur, when such Default or Event of Default no longer exists) and (b) shall be deemed automatically deleted from this Agreement at such time as such More Favorable Covenant is deleted or otherwise removed from the Primary Bank Facility or such Primary Bank Facility shall be terminated (provided that, if a Default or an Event of Default then exists (including in respect of such Incorporated Covenant), such Incorporated Covenant shall only be deemed automatically deleted from this Agreement at such time, if it should occur, when such Default or Event of Default no longer exists); provided, however, that if any fee or other consideration shall be given to the lenders (whether directly or indirectly through an agent) under such Primary Bank Facility for such amendment or deletion, other than commitment fees and similar fees given in consideration of a new extension of credit in connection with an extension or replacement of a Primary Bank Facility and excluding any amounts paid in satisfaction of principal or interest, the equivalent of such fee or other consideration shall be given to the holders of the Notes (determined on a pro rata basis in accordance with the outstanding principal amount of the Notes held by such holder and the amount of the commitment of the lenders under the Primary Bank Facility to make loans to the Company) promptly, and in any event not more than 10 Business Days after such consideration is given to such lenders.  Upon the occurrence of any event described in sub-clause (a) of the preceding sentence, upon the request of the Company or any holder of Notes, the holders of Notes (if applicable) and the Company shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement reasonably requested by the Company or a holder of Notes, as the case may be, evidencing the amendment of any such Incorporated Covenants.  Upon the occurrence of any event described in sub-clause (b) of the second preceding sentence, upon the request of the Company, the holders of Notes shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement requested by the Company evidencing the deletion and termination of any such Incorporated Covenants.

(iii)           For the avoidance of doubt, each of the Financial Covenants as of the date of closing (as amended other than by application of this paragraph 6M) (a) shall remain in this Agreement regardless of whether any Incorporated Covenants are incorporated into this Agreement, except that (1) the ratio of Consolidated Indebtedness to Capitalization set forth in paragraph 6K(ii) may, by operation of clause (ii) of this paragraph 6M, be increased to no more than 60% (but no less restrictive on the Company than such level) and (2) the Interest Coverage Ratio set forth in paragraph 6K(i) may, by operation of clause (ii) of this paragraph 6M, be reduced to no less than a ratio of 3.00:1.00 (but no less restrictive on the Company than such level).

7.           EVENTS OF DEFAULT.

7A.           Acceleration.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i)           the Company shall fail to pay: (a) as and when due (whether by scheduled maturity, mandatory prepayment, acceleration or otherwise) any amount of principal of or Yield-Maintenance Amount payable with respect to any Note or (b) within five days of when due (whether by scheduled maturity, mandatory prepayment, acceleration or otherwise) any interest on any Note or any other amount payable hereunder or under the Notes; or

(ii)           any representation, warranty or statement made or deemed to be made by the Company herein or in any statement or certificate delivered or required to be delivered pursuant hereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

(iii)           the Company shall fail to observe or perform any covenant, condition or agreement contained in paragraph 4E, the last sentence of paragraph 5A, paragraph 5I (with respect to the Company’s existence) or paragraph 6;

(iv)           the Company shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement (other than those covered in the foregoing clauses (i), (ii) and (iii)) and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of the Company becoming aware of such default or notice thereof given by any holder of Notes; or

(v)           a Bankruptcy Event shall occur with respect to the Company or any of its Active Restricted Subsidiaries; or

(vi)           a Bankruptcy Event shall occur with respect to any of the Company’s Unrestricted Subsidiaries and such event would reasonably be expected to have a Material Adverse Effect; or

(vii)           a default by the Company or any of its Subsidiaries with respect to any evidence of Indebtedness in excess of $50,000,000 by it for borrowed money (other than to the holders pursuant to this Agreement and the Notes), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or if any Indebtedness of it in excess of $50,000,000 for borrowed money (other than to the holders pursuant to this Agreement and the Notes) is not paid when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise (after the expiration of any applicable grace period); or

(viii)           unless adequately insured or bonded, the entry of a final judgment for the payment of money involving more than $50,000,000 against the Company or any of its Subsidiaries and the failure by the Company or any of its Subsidiaries: (a) to discharge the same, or cause it to be discharged, within 30 days from the date of the order, decree or process under which or pursuant to which such judgment was entered or (b) to secure a stay of execution pending appeal of such judgment; or the entry of one or more final non-monetary judgments or orders against the Company or any of its Subsidiaries which, singly or in the aggregate, does or could reasonably be expected to cause a Material Adverse Effect; or

(ix)           an ERISA Event shall have occurred that, in the opinion of the Required Holder(s), when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(x)           any material provision of this Agreement or the Notes for any reason ceases to be valid, binding and enforceable in accordance with the terms hereof or thereof (or the Company shall challenge the enforceability of this Agreement or any Note or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of this Agreement or any Note has ceased to be or otherwise is not valid, binding and enforceable in accordance with terms hereof or thereof);

then (a) if such event is an Event of Default specified in clause (i) of this paragraph 7A, any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (v) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (v) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Yield-Maintenance Amount by the Company in the event the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

7B.           Rescission of Acceleration.  At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the Default Rate, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement.  No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C.           Notice of Acceleration or Rescission.  Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

7D.           Other Remedies.  If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement.  No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8.           REPRESENTATIONS, COVENANTS AND WARRANTIES.  The Company represents, covenants and warrants as follows:

8A(1).           Organization; Subsidiaries.  The Company and each of its Active Restricted Subsidiaries is a corporation duly organized and in good standing under the laws of the state of its incorporation, is duly qualified in all jurisdictions where required by the conduct of its business or ownership of its assets, except where the failure to so qualify would not have a Material Adverse Effect, and has the power and authority to own and operate its assets and to conduct its business as is now done.  Schedule 8A(1) sets forth a complete and accurate list as of the date of closing of all Restricted Subsidiaries and Unrestricted Subsidiaries of the Company.  Schedule 8A(1) sets forth as of the date of closing the jurisdiction of formation of each such Restricted Subsidiary, and for each Restricted Subsidiary which is not a Wholly-Owned Subsidiary of the Company, the number of authorized shares of each class of Equity Interests of each such Restricted Subsidiary, the number of outstanding shares of each class of Equity Interests, the number and percentage of outstanding shares of each class of Equity Interests of each such Restricted Subsidiary owned (directly or indirectly) by any Person and the number and effect, if exercised, of all Equity Equivalents with respect to Equity Interests of each such Restricted Subsidiary.  As of the date of closing, (i) each Restricted Subsidiary has been designated as, or constitutes, a Restricted Subsidiary under the Credit Agreement and (ii) each Unrestricted Subsidiary has been designated as, or constitutes, an Unrestricted Subsidiary under the Credit Agreement.  As of the date of closing, no Subsidiary of the Company is an obligor, co-obligor, borrower or co-borrower under, or is obligated under a Guaranty Obligation with respect to, any Indebtedness under the Credit Agreement.

8A(2)           Power and Authority.  The Company and each Active Restricted Subsidiary has all requisite corporate, limited liability company or partnership, as the case may be, power to own or hold under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted.  The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Notes.  The execution, delivery and performance of this Agreement and the Notes has been duly authorized by all requisite corporate action, and this Agreement and the Notes have been duly executed and delivered by authorized officers of the Company and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8B.           Financial Statements.  The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company:  a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at May 31 in each of the years 2010 to 2012, inclusive, and consolidated statements of earnings, shareholders’ equity and cash flows of the Company and its Consolidated Subsidiaries for each such year, all reported on by KPMG LLP.  Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Consolidated Subsidiaries required to be shown in accordance with such principles.  The balance sheets fairly present the condition of the Company and its Consolidated Subsidiaries as at the dates thereof, and the statements of earnings, shareholders’ equity and cash flows fairly present the results of the operations of the Company and its Consolidated Subsidiaries and their cash flows for the periods indicated.  There has been no material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since May 31, 2012.

8C.           Actions Pending.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.

8D.           Outstanding Indebtedness.  Neither the Company nor any of its Consolidated Subsidiaries has outstanding any Indebtedness except as permitted by paragraphs 6A and 6K.  Neither the Company nor any of its Consolidated Subsidiaries is in default in the payment of any principal or interest on any Indebtedness of the Company or such Consolidated Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any of its Consolidated Subsidiaries the outstanding principal balance of which exceeds in the aggregate $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

8E.           Title to Properties.  The Company has and each of its Restricted Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at May 31, 2012 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), that in each case individually or in the aggregate are material, subject to no Lien of any kind except Liens permitted by paragraph 6B.  All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Restricted Subsidiaries are valid and subsisting and are in full force and effect in all material respects.

8F.           Taxes.  The Company has, and each of its Restricted Subsidiaries has, filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company and its Restricted Subsidiaries, are required to be filed, except where the failure to file would not reasonably be expected to have a Material Adverse Effect, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

8G.           Conflicting Agreements and Other Matters.  Neither the Company nor any of its Restricted Subsidiaries is a party to any contract or agreement or subject to any charter, by-law, limited liability company operating agreement, partnership agreement or other corporate, limited liability company or partnership restriction which materially and adversely affects the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.  Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Restricted Subsidiaries pursuant to, the charter, by-laws, limited liability company operating agreement or partnership agreement of the Company or any of its Restricted Subsidiaries, any award of any arbitrator or any agreement (including any agreement with shareholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Restricted Subsidiaries is subject.  Neither the Company nor any of its Restricted Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Restricted Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter, by-laws, limited liability company operating agreement or partnership agreement) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto.

8H.           Offering of Notes.  Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to similar provisions of any securities or Blue Sky law of any applicable jurisdiction.

8I.           Use of Proceeds.  Neither the Company nor any Subsidiary owns or has any present intention of acquiring any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”).  The proceeds of sale of the Notes will be used to refinance existing Indebtedness of the Company and its Subsidiaries and for general corporate purposes.  None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the sale or purchase of any Notes a “purpose credit” within the meaning of such Regulation U.  The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.  Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any Note to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

8J.           ERISA.

(i)           The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 or ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or Federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

(ii)           Except as otherwise described in Note J to the Company’s Annual Report on Form 10-K for the year ended May 31, 2012, with respect to the Gerstenslager Plan, the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(iii)           The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

(iv)           The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

(v)           The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a tax could be imposed pursuant to section 4975(c)(1(A)-(D) of the Code.  The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9B.

8K.           Governmental Consent.  Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

8L.           Compliance with Environmental and Other Laws.  The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local, foreign and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including, without limitation, those  relating to protection of the environment, the USA PATRIOT Act or any of the other laws and regulations that are referred to in paragraph 8Q, except, in any such case, where failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

8M.           Regulatory Status.  Neither the Company nor any of its Subsidiaries is  (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended.  Neither the Company nor any Subsidiary is subject to regulation as a “public utility” (or any analogous term) under any state or local law or subject to regulation under the ICC Termination Act of 1995, as amended.

8N.           Permits and Other Operating Rights.  The Company and each Restricted Subsidiary has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company or any Restricted Subsidiary or any of its properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, as presently conducted and as proposed to be conducted while the Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company, any Restricted Subsidiary or any of its properties are free from restrictions or conditions which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Restricted Subsidiary is in violation of any thereof in any material respect.

8O.           Rule 144A.  The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

8P.           Absence of Financing Statements, etc.  Except with respect to Liens permitted by paragraph 6B hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any of its Restricted Subsidiaries or any rights relating thereto.

8Q.           Foreign Assets Control Regulations, Etc.

(i)           Neither the Company nor any Controlled Entity is (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (b) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (b), a “Blocked Person”).

(ii)           No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Controlled Entity, in connection with any investments in, or any transactions or dealings with, any Blocked Person.

(iii)           To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity (a) is under investigation by any Governmental Authority for, or has been charged, with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (b) has been assessed civil penalties under any Anti-Money Laundering Laws or (c) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(iv)           No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

8R.           Disclosure.  Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not materially misleading.  There is no fact or facts peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee), individually or in the aggregate, reasonably be expected to materially adversely affect the business, property or assets, or financial condition of the Company and its Subsidiaries, taken as a whole, and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.  Any financial projections delivered to any Purchaser on or prior to the date hereof were made in good faith based on the assumptions stated therein and the information available to the Company.

9.           REPRESENTATIONS OF EACH PURCHASER.  Each Purchaser represents as follows:

9A.           Nature of Purchase.  Such Purchaser is purchasing the Notes for its own account or for one or more separate accounts maintained by it and is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control.  Such Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

9B.           Source of Funds.  At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i)           the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii)           the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii)           the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv)           the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(x)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or

(v)           the Source constitutes assets of a “plan(s)” (within the meaning of section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi)           the Source is a governmental plan; or

(vii)           the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii)           the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10.           DEFINITIONS; ACCOUNTING MATTERS.  For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

10A.           Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for the most recent actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on Bloomberg Financial Markets (or such other display as may replace Page PX1 on Bloomberg Financial Markets or, if Bloomberg Financial Markets shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by way of interpolation), the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or (ii) of the preceding sentence, such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal.  The Yield-Maintenance Amount shall in no event be less than zero.

10B.           Other Terms.

“Active Restricted Subsidiary” shall mean a Restricted Subsidiary having a net worth in excess of $1,000,000.

“Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person, except a Subsidiary of the Company shall not be an Affiliate of the Company.  A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Terrorism Laws” shall mean any laws, regulations or executive orders relating to counter-terrorism or anti-money laundering, including the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act and the laws administered by OFAC (as any of the foregoing may from time to time be amended, renewed, extended or replaced).

“Anti-Money Laundering Laws” shall have the meaning given in paragraph 8Q(iii).

“Bankruptcy Event” shall mean, with respect to any Person, (i) a court or governmental agency having appropriate jurisdiction shall enter a decree or order for relief in respect of such Person in an involuntary case under any Debtor Relief Law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or for any substantial part of its property or ordering the winding up or liquidation of its affairs, (ii) an involuntary case under any applicable Debtor Relief Law now or hereafter in effect is commenced against such Person and such petition remains unstayed and in effect for a period of 60 consecutive days, (iii) such Person shall commence a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors or (iv) such Person shall admit in writing its inability to pay its debts generally as they become due or any definitive action shall be taken by such Person in preparation for any of the aforesaid.

“Blocked Person” shall have the meaning given in paragraph 8Q(i).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capitalization” shall mean Consolidated Indebtedness plus Consolidated Net Worth.

“Capital Lease” of any Person shall mean any lease of property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” shall mean, with respect to any Person, all obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Change of Control” shall mean an event or series of events by which:

(i)           “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act) (other than the spouses, siblings, descendants, spouses of any such siblings or descendants, trusts created exclusively for the benefit of such Persons, executors, administrators, guardians, or conservators of the estate of John H. McConnell, John P. McConnell, their respective Affiliates and Associates (as defined in Rule 12b-2 under the Exchange Act), or a group which the foregoing are a principal participant, or any profit sharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary of the Company or any trustee or fiduciary with respect to any such plan when acting in such capacity) has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 30% or more of the Equity Interests of the Company on a fully-diluted basis after giving effect to the conversion and exercise of all outstanding Equity Equivalents (whether or not such Equity Equivalents are then currently convertible or exercisable); or

(ii)           any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (ii)(A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (ii)(A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“closing” or “date of closing” shall have the meaning given in paragraph 2 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Consolidated EBITDA” shall mean, for any period, the sum of (i) Consolidated Net Income for such period plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) provisions for Federal, state, local and foreign income, value added and similar Taxes and (C) (1) depreciation, (2) amortization (including, without limitation, amortization of goodwill and other intangibles), (3) any writedown of goodwill, long-lived asset, or intangible asset impairment and (4) other non-cash expense, all determined in accordance with GAAP, minus (iii) an amount which, in the determination of Consolidated Net Income for such period, has been added for (A) interest income and (B) any non-cash income or non-cash gains, all as determined in accordance with GAAP.  If the Company or any Subsidiary makes a material acquisition or divestiture, in either case to the extent permitted pursuant to this Agreement, during any period for which Consolidated EBITDA is measured, then for purposes of determining the Interest Coverage Ratio, Consolidated EBITDA shall be adjusted for the period of time prior to the date of such acquisition or divesture by adding the historical financial results for such period of the Person or assets acquired (without taking account of cost savings or others synergies unless approved by the Required Holder(s)) or deleting that portion of the financial results of the Company and its Consolidated Subsidiaries for such period attributable to the Person or assets divested, all as reasonably determined by the Company and certified to the holders of Notes.

“Consolidated Indebtedness” shall means at any date the Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis as of such date.

“Consolidated Interest Expense” shall mean, for any period, the aggregate interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication, the portion of any cash payments made or accrued in respect of Capital Lease Obligations allocable to interest expense.

“Consolidated Net Income” shall mean, for any period, the net income (or net loss) after Taxes of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of Consolidated Net Income (i) the income (or loss) of any Person (referred to herein as “Person A”) in which any other Person (other than the Company or any of its Wholly-Owned Subsidiaries) has an ownership interest and which Person A would not be consolidated with the Company and its Subsidiaries in their consolidated financial statements if such statements were prepared for such period in accordance with GAAP, except to the extent that any such income is actually received by the Company or any of its Wholly-Owned Subsidiaries in the form of dividends or other distributions during such period and (ii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

“Consolidated Net Tangible Assets” shall mean, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its Subsidiaries for the total assets (less accumulated depletion, depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, after deducting therefrom, to the extent included in total assets, in each case as determined on a consolidated basis in accordance with GAAP (without duplication): (i) the aggregate amount of liabilities of the Company and its Subsidiaries which may properly be classified as current liabilities (including Taxes accrued as estimated); (ii) current Indebtedness and current maturities of long-term Indebtedness; (iii) minority interests in the Company’s subsidiaries held by Persons other than the Company or a wholly-owned Subsidiary of the Company; and (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.

“Consolidated Net Worth” shall mean at any time the consolidated shareholders’ equity of the Company and its Subsidiaries calculated on a consolidated basis in accordance with GAAP as of such time.

“Consolidated Subsidiary” shall mean with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

“Contractual Obligation” shall mean, as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Entity” shall mean any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Credit Agreement” shall mean the Credit Agreement, dated as of May 4, 2012, by and among the Company, the foreign subsidiary borrowers party thereto, PNC Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and the other agents and lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Debtor Relief Laws” shall mean the Bankruptcy Reform Act of 1978, as amended, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdiction from time to time affecting the rights of creditors generally.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon the giving of notice, the lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” shall mean, with respect to any Note, a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 6.60%, or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.

“Derivatives Agreement” shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement.

“Disposition” or “Dispose” shall mean the sale, transfer, license or other disposition (including any Sale/Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes, accounts receivable or payment intangible or any rights or claims associated therewith.

“Domestic Subsidiary” shall mean a Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Equity Equivalents” shall mean with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, Indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such Person or securities exercisable for or convertible or exchangeable into Equity Interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Equity Interests” shall mean all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, but excluding any debt securities convertible into such Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under section 414(b) or (c) of the Code or, solely for purposes of section 302 of ERISA and section 412 of the Code, is treated as a single employer under section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in section 412 of the Code or section 302 of ERISA), whether or not waived; (c) the filing pursuant to section 412(c) of the Code or section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Financial Covenant” shall mean any covenant (whether set forth as a covenant, undertaking, event of default, restriction or other such provision) that requires the Company or any Restricted Subsidiary to achieve or maintain a stated level of financial condition or performance and includes, without limitation, any requirement that the Company or any Restricted Subsidiary:

(a)           maintain a specified level of net worth, shareholders’ equity, total assets, cash flow or net income;

(b)           maintain any relationship of any component of its capital structure to any other component thereof (including without limitation, the relationship of Indebtedness, senior indebtedness or subordinated indebtedness to total capitalization or to net worth); or

(c)           maintain any measure of its ability to service its Indebtedness (including, without limitation, exceeding any specified ratio of revenues, cash flow or net income to Indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness).

For purposes hereof, any covenant similar to the covenants set forth in paragraph 6K of this Agreement shall be deemed to be a Financial Covenant.

“Foreign Subsidiary” shall mean any Subsidiary which is not a Domestic Subsidiary.

“Governmental Authority” shall mean

(a)           the government of

(i)           the United States of America or any state or other political subdivision thereof, or

(ii)           any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)           any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantor” shall mean each Person which may from time to time execute a Guaranty Agreement or a joinder to a Guaranty Agreement.

“Guaranty Agreement” shall have the meaning given in paragraph 5J.

“Guaranty Obligation” shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guaranty Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guaranty” used as a verb has a corresponding meaning.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.

“Incorporated Covenant” shall have the meaning given in paragraph 6M(ii).

“Indebtedness” shall mean, with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee that are capitalized in accordance with GAAP, (v) all Guaranty Obligations of such Person, (vi) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit or similar instrument, (vii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business) and (viii) proceeds paid to such Person from asset securitization, synthetic sale/leaseback and other similar off balance sheet transactions.

“Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act) or “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act).

“Interest Coverage Ratio” shall mean, for any period, the ratio of (i) Consolidated EBITDA of the Company and its Subsidiaries for such period to (ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period.

“Lien” shall mean, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable laws of any jurisdiction), including the interest of a purchaser of accounts receivable, chattel paper, payment intangibles or promissory notes.  Solely for the avoidance of doubt, the filing of a Uniform Commercial Code financing statement that is a protective lease filing in respect of an operating lease that does not constitute a security interest in the leased property or otherwise give rise to a Lien does not constitute a Lien solely on account of being filed in a public office.

“Material Adverse Effect” shall mean an effect on the business, financial condition, assets or liabilities of the Company and its Restricted Subsidiaries, considered on a consolidated basis, which, when combined on a cumulative basis with other changes in the business, financial condition, assets and liabilities of the Company and its Consolidated Subsidiaries, considered on a consolidated basis: (i) would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Notes or (ii) would result in a material adverse change in the financial condition of the Company and its Restricted Subsidiaries, considered on a consolidated basis.

“More Favorable Covenant” shall have the meaning given in paragraph 6M(i).

“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Notes” shall have the meaning given in paragraph 1 hereof.

“OFAC” shall have the meaning given in paragraph 8Q(i).

“OFAC Listed Person” shall have the meaning given in paragraph 8Q(i).

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcemtn/ofac/programs/.

“Officer’s Certificate” shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

“Permitted Liens” shall mean:

(a)           Liens securing the payment of Taxes and special assessments, either not yet due or the validity of which is being contested by the Person being charged in good faith by appropriate proceedings, and as to which it has set aside on its books adequate reserves to the extent required by GAAP;

(b)           deposits or Liens securing property under workers’ compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(c)           Liens imposed by law, such as carriers’, warehousemen’s or mechanics’ liens and liens of landlords or mortgagees of landlords arising by operation of law on property located on leased premises, incurred by it in good faith in the ordinary course of business;

(d)           Liens incurred in connection with the lease or acquisition of fixed or capital assets limited to the specific assets acquired with such lease or financing or Capital Lease Obligation (subject to the acquisition of such assets and incurrence of such debt being otherwise permitted by the terms of this Agreement);

(e)           Liens existing on May 4, 2012 securing Indebtedness outstanding on May 4, 2012 in an aggregate principal amount not exceeding $13,000,000 and set forth on Schedule 6B;

(f)           any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Company and not created in contemplation of such event;

(g)           any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

(h)           any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such event;

(i)           any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses (d), (e), (f), (g) or (h) of this definition; provided that such Indebtedness is not increased and is not secured by any additional assets;

(j)           Liens incidental to the conduct of the business of the Company or its Subsidiaries or the ownership of their respective assets which (i) do not secure Indebtedness, (ii) do not secure any obligation, or related series of obligations, in an amount exceeding $40,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of the business of the Company or its Subsidiaries;

(k)           any attachment Lien being contested in good faith and by proceedings promptly initiated and diligently conducted, unless the attachment giving rise thereto will not, within sixty days after the entry thereof, have been discharged or fully bonded or will not have been discharged within sixty days after the termination of any such bond;

(l)           any judgment Lien, unless (i) the judgment it secures will not, within sixty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or will not have been discharged within sixty days after the expiration of any such stay or (ii) the judgment it secures would result in an Event of Default under paragraph 7A(viii);

(m)           easements, rights-of-way, zoning restrictions and other restrictions, charges or encumbrances not materially interfering with the ordinary conduct of the business;

(n)           any Lien on property of a Subsidiary securing Indebtedness of such Subsidiary owing to Company or a Restricted Subsidiary;

(o)           Liens to banks arising from the issuance of letters of credit issued by such banks (“issuing banks”) on the following: (i) any and all shipping documents, warehouse receipts, policies or certificates of insurance and other document accompanying or relative to drafts drawn under any credit, and any draft drawn thereunder (whether or not such documents, goods or other property be released to or upon the order of the Company or any Subsidiary under a security agreement or trust or bailee receipt or otherwise), and the proceeds of each and all of the foregoing; (ii) the balance of every deposit account, now or at any time hereafter existing, of the Company or any Subsidiary with the issuing banks, and any other claims of the Company or any Subsidiary against the issuing banks; and all property claims and demands and all rights and interests therein of the Company or any Subsidiary and all evidences thereof and all proceeds thereof which have been or at any time will be delivered to or otherwise come into the issuing bank’s possession, custody or control, or into the possession, custody or control of any bailee for the issuing bank or of any of its agents or correspondents for the account of the issuing bank, for any purpose, whether or not the express purpose of being used by the issuing bank as collateral security or for the safekeeping or for any other or different purpose, the issuing bank being deemed to have possession or control of all of such property actually in transit to or from or set apart for the issuing bank, any bailee for the issuing bank or any of its correspondents for others acting in its behalf, it being understood that the receipt at any time by the issuing bank, or any of its bailees, agents or correspondents, or other security, of whatever nature, including cash, will not be deemed a waiver of any of the issuing bank’s rights or power hereunder; (iii) all property shipped under or pursuant to or in connection with any credit or drafts drawn thereunder or in any way related thereto, and all proceeds thereof; and (iv) all additions to and substitutions for any of the property enumerated above in this subsection; and

(p)           any Lien on accounts of the Company or any Subsidiary (which accounts arise in the ordinary course of business) in connection with the sale or purported sale of accounts to an Unrestricted Subsidiary or a bankruptcy-remote entity that purchases receivables in the ordinary course of its business.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or section 412 of the Code or section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under section 4069 of ERISA be deemed to be) an “employer” as defined in section 3(5) of ERISA.

“Primary Bank Facility” shall mean (i) the Credit Agreement, or (ii) any loan facility under which the Credit Agreement or any other Primary Bank Facility is refinanced or replaced, as amended, supplemented, restated or otherwise modified from time to time.

“Prudential” shall mean The Prudential Insurance Company of America.

“Purchasers” shall have the meaning given in the introductory paragraph hereof.

“Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes from time to time outstanding.

“Responsible Officer” shall mean the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or comptroller of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

“Restricted Payment” shall mean (i) any dividend or other distribution, direct or indirect, on account of any class of Equity Interests or Equity Equivalents of the Company or any Subsidiary, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Equity Interests or Equity Equivalents of the Company or any Subsidiary, now or hereafter outstanding or (iii) any payment made to retire, or to obtain the surrender of, any Equity Interests or Equity Equivalents of or now or hereafter outstanding.

“Restricted Subsidiary” shall mean with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP, excluding, with respect to the Company at any date, all Unrestricted Subsidiaries designated as such pursuant to paragraph 6F.  Unless the context otherwise clearly requires, any reference to a “Restricted Subsidiary” is a reference to a Restricted Subsidiary of the Company.

“Sale/Leaseback Transaction” shall mean any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or any of its Subsidiaries of any property, whether owned by the Company or any of its Subsidiaries as of the date of closing or later acquired, which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such property.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Significant Holder” shall mean (i) each Purchaser, so long as such Purchaser or any of its Affiliates shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other Person which, together with its Affiliates, is the holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

“Subsidiary” shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.  Notwithstanding the foregoing, any Person that is not included as a “Consolidated Subsidiary” under GAAP shall not be a Subsidiary hereunder.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“Unrestricted Subsidiary” shall mean any Subsidiary which would otherwise be a Restricted Subsidiary, but which has been designated as an Unrestricted Subsidiary by the Company pursuant to the provisions of paragraph 6F.  Unless the context otherwise clearly requires, any reference to an “Unrestricted Subsidiary” is a reference to an Unrestricted Subsidiary of the Company.

“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” shall mean any Subsidiary of the Company all of the outstanding capital stock or other equity interests of every class of which is owned by the Company or another Wholly-Owned Subsidiary of the Company, and which has outstanding no options, warrants, rights or other securities entitling the holder thereof (other than the Company or a Wholly-Owned Subsidiary) to acquire shares of capital stock or other equity interests of such Subsidiary.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Worthington Receivables” shall mean Worthington Receivables Corporation, a Delaware corporation established as a “special purpose entity” for the Company’s trade receivables securitization facility.

10C.           Accounting and Legal Principles, Terms and Determinations.

(i)           All references in this Agreement to “generally accepted accounting principles” shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B; provided that, if the Company notifies the holders of Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Holder(s) notify the Company that the Required Holder(s) request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should such citation, section or form be modified, amended or replaced.  Notwithstanding the foregoing or any other provision of this Agreement providing for any amount to be determined in accordance with generally accepted accounting principles, for purposes of determining compliance with the covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Accounting Standards Codification 825-10-25, formerly known as Statement of Financial Accounting Standards No. 159, or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(ii)           All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to paragraph 5A(i) or 5A(ii) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in paragraph 8B(ii)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Derivatives Agreement applicable to such Indebtedness).

11.           MISCELLANEOUS.

11A.           Note Payments.  The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser’s account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment.  Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid.  The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.  No holder shall be required to present or surrender any Note or make any notation thereon, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at its principal office.

11B.           Expenses.  Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

(i)           (a) all stamp and documentary taxes and similar charges in connection with the issuance of the Notes to the Purchasers on the date of closing, (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Notes and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the issuance of the Notes, other than for any such brokers, agents, dealers, investment banks or other intermediaries or placement agents retained by any Purchaser;

(ii)           document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement and the transactions contemplated hereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;

(iii)           the costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case; and

(iv)           any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

The Company also will promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser’s or holder’s written instruction) for all fees and costs paid or payable by such Purchaser or holder to the Capital Markets & Investment Analysis Office of the National Association of Insurance Commissioners in connection with the initial filing of this Agreement and all related documents and financial information, not to exceed $3,000.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.

11C.           Consent to Amendments.  This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall (i) change the maturity of any Note, or change the principal of, or the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any  prepayments, in each case in any manner detrimental to, or disproportionate with respect to, any holder of a Note, or (ii) change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration.  Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of any Note.  Without limiting the generality of the foregoing, no negotiations or discussions in which any holder of any Note may engage regarding any possible amendments, consents or waivers with respect to this Agreement or the Notes shall constitute a waiver of any Default or Event of Default, any term of this Agreement or any Note or any rights of any such holder under this Agreement or the Notes.  As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D.           Form, Registration, Transfer and Exchange of Notes; Lost Notes.  The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes; provided, however, that no such minimum denomination shall apply to Notes issued upon transfer by any holder of the Notes to Prudential or any of Prudential’s Affiliates or to any other entity or group of Affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity.  The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes.  Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall promptly, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees.  At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company.  Whenever any Notes are so surrendered for exchange, the Company shall promptly, at its expense (except as otherwise provided in the next sentence), execute and deliver the Notes which the holder making the exchange is entitled to receive.  The Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of any such transfer of Notes.  Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing.  Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.  Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee) shall be deemed to have made the representations set forth in paragraph 9B.

11E.           Persons Deemed Owners; Participations.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.  Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

11F.           Confidential Information.  For the purposes of this paragraph 11F, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under paragraph 5A that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11F, (iii) any other holder of any Note or any other security of the Company, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11F), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11F), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any successor thereto (the “NAIC”) or the Capital Markets & Investment Analysis Office of the NAIC or any successor to such Office or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11F as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 11F.

11G.           Survival of Representations and Warranties; Entire Agreement.  All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

11H.           Successors and Assigns.  All covenants and other agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

11I.           Independence of Covenants; Beneficiaries of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of,  another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.  The covenants of the Company contained in this Agreement are intended to be only for the benefit of the Purchasers and the holders from time to time of the Notes, and their respective successors and assigns (including, without limitation, any Transferee), and are not intended to be for the benefit of, or enforceable by, any other Person.

11J.           Notices.  All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 200 Old Wilson Bridge Road, Columbus, Ohio  43085, Attention:  Matthew A. Lockard, Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

11K.           Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, interest on or Yield-Maintenance Amount payable with respect to any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is other than a Business Day, then all payments due on such Note on such maturity date that are to be made on such next succeeding Business Day shall include such additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

11L.           Satisfaction Requirement.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of a Note or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

11M.           GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER SOUNDING IN CONTRACT OR TORT) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

11N.           SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 11J, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT.  THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT OR SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTES BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE COMPANY HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR THE NOTES.  THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING IN CONNECTION WITH ANY CLAIMS OR DISPUTES RELATING THERETO, WHETHER SOUNDING IN CONTRACT OR TORT).

11O.           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11P.           Descriptive Headings; Advice of Counsel; Interpretation; Time of the Essence.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement and the Notes, that such party has discussed this Agreement and the Notes with its counsel and that any and all issues with respect to this Agreement and the Notes have been resolved as set forth herein and therein.  No provision of this Agreement or the Notes shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.  Time is of the essence in the performance of this Agreement and the Notes.

11Q.           Counterparts; Facsimile or Electronic Signatures.  This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

11R.           Severalty of Obligations.  The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations.  No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

11S.           Independent Investigation.  Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company.  No holder of Notes shall have any duties or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto.  No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.

11T.           Directly or Indirectly.  Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

11U.           Transaction References.  The Company agrees that Prudential Capital Group may (a) refer to its role in originating the purchase of the Notes, from the Company, as well as the identity of the Company and the aggregate principal amount and issue date of the Notes, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference.

11V.           Binding Agreement.  When this Agreement is executed and delivered by the Company and each of the Purchasers it shall become a binding agreement between the Company and each of the Purchasers.

Very truly yours,

WORTHINGTON INDUSTRIES, INC.

By: /s/Matthew A. Lockard
Name: Matthew A. Lockard
Title: Treasurer

The foregoing Agreement
is hereby accepted as of the
date first above written

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By:  /s/ Jason Boe
Vice President

PRUCO LIFE INSURANCE COMPANY OF
  NEW JERSEY
PRUCO LIFE INSURANCE COMPANY

By:  /s/ Jason Boe
Assistant Vice President

Signature Page to Note Purchase Agreement

PRUDENTIAL ARIZONA REINSURANCE
  UNIVERSAL COMPANY
PRUDENTIAL ANNUITIES LIFE
  ASSURANCE CORPORATION

By:           Prudential Investment Management, Inc.
(as Investment manager)

By: /s/ Jason Boe
                             Vice President

THE PRUDENTIAL LIFE INSURANCE
  COMPANY, LTD.
THE GIBRALTAR LIFE INSURANCE
  CO., LTD.

By:           Prudential Investment Management (Japan), Inc. (as Investment Manager)

By:           Prudential Investment Management, Inc. (as Sub-Adviser)

By: /s/ Jason Boe
                                             Vice President

Signature Page to Note Purchase Agreement

PURCHASER SCHEDULE
Worthington Industries, Inc.
4.60% Senior Notes due August 10, 2024

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$80,760,000.00	$80,760,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account Name: Prudential Managed Portfolio Account No.: P86188 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "4.60% Senior Notes due August 10, 2024, Security No. INV11511, PPN 981811 C*1" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077 Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601

Attention:  Scott B. Barnett, Esq.
Telephone:  (312) 540-5428

(6)	Tax Identification No.: 22-1211670

PURCHASER SCHEDULE

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	PRUCO LIFE INSURANCE COMPANY	$15,545,000.00	$15,545,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account Name: Pruco Life Private Placement Account No.: P86192 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "4.60% Senior Notes due August 10, 2024, Security No. INV11511, PPN 981811 C*1" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Pruco Life Insurance Company
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)	Address for all other communications and notices:

Pruco Life Insurance Company c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601

Attention:  Scott B. Barnett, Esq.
Telephone:  (312) 540-5428

(6)	Tax Identification No.: 22-1944557

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601

Attention:  Scott B. Barnett, Esq.
Telephone:  (312) 540-5428

(6)	Tax Identification No.: 22-1944557

PURCHASER SCHEDULE

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY	$6,810,000.00	$6,810,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: P86202 (please do not include spaces) Account Name: Pruco Life of New Jersey Private Placement

Each such wire transfer shall set forth the name of the Company, a reference to "4.60% Senior Notes due August 10, 2024, Security No. INV11511, PPN 981811 C*1" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Pruco Life Insurance Company of New Jersey
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)	Address for all other communications and notices:

Pruco Life Insurance Company of New Jersey c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance

4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:
Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601

Attention:  Scott B. Barnett, Esq.
Telephone:  (312) 540-5428

(6)	Tax Identification No.: 22-2426091

PURCHASER SCHEDULE

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY	$1,015,000.00	$1,015,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account Name: Prudential Arizona Reinsurance Universal Company - privates Account No.: P01372 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "4.60% Senior Notes due August 10, 2024, Security No. INV11511, PPN 981811 C*1" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Prudential Arizona Reinsurance Universal Company
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)	Address for all other communications and notices:

Prudential Arizona Reinsurance Universal Company c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601

Attention:  Scott B. Barnett, Esq.
Telephone:  (312) 540-5428

(6)	Tax Identification No.: 45-2941561

PURCHASER SCHEDULE

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION	$3,040,000.00	$3,040,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account Name: Prudential Annuities Life Assurance Corporation Account No.: P01309 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "4.60% Senior Notes due August 10, 2024, Security No. INV11511, PPN 981811 C*1" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Prudential Annuities Life Assurance Corporation
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)	Address for all other communications and notices:

Prudential Annuities Life Assurance Corporation c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601

Attention:  Scott B. Barnett, Esq.
Telephone:  (312) 540-5428

(6)	Tax Identification No.: 06-1241288

PURCHASER SCHEDULE

		Aggregate Principal Amount of Notes to be Purchased	Note Denominations

	THE GIBRALTAR LIFE INSURANCE CO., LTD.	$27,830,000.00	$17,700,000.00
$5,065,000.00
$5,065,000.00
(1)	All principal, interest and Yield-Maintenance Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account Name: GIBPRVJAFS1 Account No.: P86246 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $17,700,000.00)

Account Name: GIBPRVHFR2 Account No.: P86406 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $5,065,000.00)

Account Name: GIBPRVHFR1 Account No.: P30782 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $5,065,000.00)

Each such wire transfer shall set forth the name of the Company, a reference to "4.60% Senior Notes due August 10, 2024, Security No. INV11511, PPN 981811 C*1" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	All payments, other than principal, interest or Yield-Maintenance Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No. 021-000-021 Account No. 304199036 Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to "4.60% Senior Notes due August 10, 2024, Security No. INV11511, PPN 981811 C*1" and the due date and application (e.g., type of fee) of the payment being made.

(3)	Address for all notices relating to payments:

The Gibraltar Life Insurance Co., Ltd.
2-13-10, Nagata-cho
Chiyoda-ku, Tokyo 100-8953, Japan
Telephone:  81-3-5501-6680
Facsimile:  81-3-5501-6432
E-mail:  mizuho.matsumoto@gib-life.co.jp
Attention:  Mizuho Matsumoto, Team Leader of Investment
Administration Team

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601

Attention:  Scott B. Barnett, Esq.
Telephone:  (312) 540-5428

(6)	Tax Identification No.: 98-0408643

PURCHASER SCHEDULE

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.	$15,000,000.00	$15,000,000.00

(1)	All principal, interest and Yield-Maintenance Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: P86291 Account Name: The Prudential Life Insurance Company, Ltd.

Each such wire transfer shall set forth the name of the Company, a reference "4.60% Senior Notes due August 10, 2024, Security No. INV11511, PPN 981811 C*1" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	All payments, other than principal, interest or Yield-Maintenance Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No. 021-000-021 Account No. 304199036 Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to "4.60% Senior Notes due August 10, 2024, Security No. INV11511, PPN 981811 C*1" and the due date and application (e.g., type of fee) of the payment being made.

(3)	Address for all notices relating to payments:

The Prudential Life Insurance Company, Ltd.
2-13-10, Nagatacho
Chiyoda-ku, Tokyo 100-0014, Japan

Telephone:  81-3-5501-5190
Facsimile:   81-03-5501-5037
E-mail:  osamu.egi@prudential.com

Attention:  Osamu Egi, Team Leader of Financial Reporting Team

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601

Attention:  Scott B. Barnett, Esq.
Telephone:  (312) 540-5428

(6)	Tax Identification No.: 98-0433392

EXHIBIT A

[FORM OF NOTE]

WORTHINGTON INDUSTRIES, INC.

4.60% SENIOR NOTE DUE AUGUST 10, 2024

No. _____                                                                                                                                [Date]

$________                                                                                                           PPN: 981811 C*1

FOR VALUE RECEIVED, the undersigned, Worthington Industries, Inc., a corporation organized and existing under the laws of the State of Ohio (herein called the “Company”), hereby promises to pay to ____________________________ ___________________________, or registered assigns, the principal sum of _________________________ DOLLARS on August 10, 2024, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 4.60% per annum (or, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) at the Default Rate (as defined below)) from the date hereof, payable quarterly on the tenth day of February, May, August and November in each year, commencing with the February, May, August or November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and, to the extent permitted by applicable law, any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.  The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 6.60% or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Agreement, dated as of August 10, 2012 (herein called the “Agreement”), among the Company and the original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

A-1

This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

WORTHINGTON INDUSTRIES, INC.

By:
Title:

A-2

EXHIBIT B

[FORM OF DISBURSEMENT DIRECTION LETTER]

[On Company Letterhead - place on one page]

[Date]

The Prudential Insurance Company of America
Pruco Life Insurance Company of New Jersey
Pruco Life Insurance Company
Prudential Arizona Reinsurance Universal Company
Prudential Annuities Life Assurance Corporation
The Prudential Life Insurance Company, Ltd.
The Gibraltar Life Insurance Company, Ltd.
c/o Prudential Capital Group
Two Prudential Plaza
Chicago, Illinois 60601

Re:           4.60% Senior Notes due August 10, 2024 (the “Notes”)

Ladies and Gentlemen:

Reference is made to that certain Note Agreement (the “Note Agreement”), dated as of August 10, 2012, between Worthington Industries, Inc., an Ohio corporation (the “Company”), and you.  Capitalized terms used herein shall have the meanings assigned to such terms in the Note Agreement.

You are hereby irrevocably authorized and directed to disburse the $150,000,000 purchase price of the Notes by wire transfer of immediately available funds to [bank name and address], ABA #______________, for credit to the account of the ___________, account no. _____________.

Disbursement when so made shall constitute payment in full of the purchase price of the Notes and shall be without liability of any kind whatsoever to you.

Very truly yours,

WORTHINGTON INDUSTRIES, INC.

By:
Title:

B-1

EXHIBIT C-1

[FORM OF OPINION OF COMPANY’S SPECIAL COUNSEL]

August 10, 2012

To: Each of the Purchasers identified
on Schedule I hereto (the “Purchasers”)

Re:Worthington Industries, Inc. - Note Agreement

Ladies and Gentlemen:

I am the General Counsel of Worthington Industries, Inc., an Ohio corporation (the “Issuer”), and am familiar with the transactions contemplated by the Note Agreement, dated as of August 10, 2012, among the Issuer and the Purchasers (the “Note Agreement”).  This opinion is furnished to you pursuant to paragraph 3C of the Note Agreement.  Capitalized terms used in this opinion that are defined in the Note Agreement have the meanings set forth in the Note Agreement, unless otherwise defined herein.

In connection with this opinion, I have examined originals or certified, conformed or reproduction copies of, and have relied upon the accuracy of, without independent verification or investigation, the following:

(a)the Note Agreement;

(b)the Notes issued on the date hereof; and

(c) such other documents, certificates and resolutions as I have deemed necessary to give the opinions hereinafter expressed.

I have also examined the originals or certified, conformed or reproduction copies of, and have relied upon the accuracy of, without independent verification or investigation, such other records, agreements, instruments and documents as I have deemed necessary or relevant as the basis for my opinion.  The documents referenced in clauses (a) and (b) above are referred to herein as the “Transaction Documents.”

August 10, 2012

In rendering the opinions expressed below, I have assumed (except, to the extent set forth in the opinions expressed below, as to the Issuer):  (i) the genuineness of all signatures of parties to the Transaction Documents (other than the officers of the Issuer), the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies; (ii) the due execution as indicated thereon by all parties thereto, and delivery of all documents and instruments and of the consideration recited therein; (iii) that each of the parties to the Transaction Documents has the full power, authority and legal right under its charter and other governing documents, legislation, and applicable laws and regulations to execute and perform its obligations under all documents executed by it; (iv) that each Transaction Document has been duly authorized by, has been duly executed and delivered by, and constitutes the legal, valid, binding and enforceable obligation of each of the parties party thereto, enforceable against such party in accordance with its terms; (v) that all signatories to each Transaction Document have been duly authorized; and (vi) that the laws of any jurisdiction other than the State of Ohio which may govern any one or more of the Transaction Documents are not inconsistent with the laws of the State of Ohio in any matter material to this opinion.

Whenever a statement herein is qualified by “to the best of my knowledge,” “known to me” or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement.  However, except as expressly otherwise indicated, I have not undertaken any independent investigation to determine the accuracy of any such statement.  I have not examined the records of any Governmental Authority and have not performed a docket search of any judicial body.

As used herein, the phrases “corporate power and authority” and “duly authorized by all necessary corporate action” with respect to the Issuer refer and are limited to the Ohio General Corporation Law and the Issuer’s articles of incorporation and code of regulations.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, I am of the opinion that:

1.The Issuer is a corporation incorporated, validly existing and in good standing under the laws of the State of Ohio.

2.The Issuer has the corporate power and authority to conduct its business as it is now being conducted.

3.The Issuer has the corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder.

4.The execution and delivery by the Issuer of, and the performance and incurrence by the Issuer of its obligations and liabilities under, the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Issuer.

C-1-2

August 10, 2012

5.The Issuer has duly executed and delivered each of the Transaction Documents.

6.The issuance and sale of the Notes by the Issuer, and the execution and delivery by the Issuer of, and the performance and incurrence by the Issuer of its obligations and liabilities under, the Transaction Documents do not conflict with, or result in any breach or violation of: (a) the articles of incorporation or code of regulations of the Issuer, (b) any agreement for material Indebtedness (including, without limitation, the Credit Agreement and the Note Purchase Agreement dated December 17, 2004, relating to the Company’s Floating Rate Senior Notes due December 17, 2014) to which the Issuer is a party or by which any of its property is bound,  (c) to the best of my knowledge, any order, writ, injunction or decree of any court or Governmental Authority applicable to Issuer or (d) any law of the State of Ohio applicable to the Issuer.

7.To the best of my knowledge, there are no actions, suits or proceedings pending, or threatened against, or affecting the Issuer, at law or in equity or before or by any Governmental Authority, that would reasonably be expected to result in a Material Adverse Effect.

8. No consent, approval, license, authorization or validation of, notice to or filing, recording or registration with any Governmental Authority pursuant to the laws of the State of Ohio that are generally applicable to corporations entering into similar transactions is required on the part of the Company for the execution or delivery by the Company of, or the performance by the Company of its repayment obligations under, the Transaction Documents, the failure to so comply with would have a material adverse effect on the Company’s repayment obligations thereunder.

The opinions expressed above are subject to the following additional qualifications:

I have not conducted requisite factual or legal examinations, and accordingly I express no opinion, with respect to the application, if any, of laws concerning or promulgated by (a) environmental effects or agencies; (b) industries the operations, financial affairs or profits of which are regulated by the United States or the State of Ohio, to wit, banks and thrift institutions, insurance and utilities under Title 49 of the Revised Code of Ohio (“R.C.”); (c) fraudulent dispositions or obligations (Chapter 1336, R.C. and Section 1313.56, R.C.); (d) securities laws; (e) restrictions attendant to financings of property by public authorities, for example industrial revenue bond financings; (f) political subdivisions of the State of Ohio; or (g) any taxes or tax effects.

C-1-3

August 10, 2012

The opinions expressed herein are limited to the laws of the State of Ohio and the federal laws of the United States of America having effect on the date hereof, and I express no opinion as to the laws of any other jurisdiction.  The opinions expressed herein, each of which speaks only as of the date hereof, are furnished specifically in connection with the execution and delivery of the Transaction Documents for the benefit of the Purchasers and any permitted transferee that becomes a holder of any Note under the Note Agreement after the date hereof, and may not be relied upon, assigned, quoted or otherwise used in any manner or for any purpose by any other person or entity, without my specific prior written consent, except that this opinion may be shown to the National Association of Insurance Commissioners and any other state or federal authority having regulatory power over any one or more of the Purchasers (“Regulatory Authorities”), provided that such Regulatory Authorities shall not be entitled to rely upon or quote this opinion.

Very truly yours,

C-1-4

Schedule I

The Prudential Insurance Company of America
Pruco Life Insurance Company of New Jersey
Pruco Life Insurance Company
Prudential Arizona Reinsurance Universal Company
Prudential Annuities Life Assurance Corporation
The Prudential Life Insurance Company, Ltd.
The Gibraltar Life Insurance Company, Ltd.

C-1-5

EXHIBIT C-2

[FORM OF OPINION OF COMPANY’S GENERAL COUNSEL]

August 10, 2012

To: Each of the Purchasers identified
on Schedule I hereto (the “Purchasers”)

Re:Worthington Industries, Inc. - Note Agreement

Ladies and Gentlemen:

I am the General Counsel of Worthington Industries, Inc., an Ohio corporation (the “Issuer”), and am familiar with the transactions contemplated by the Note Agreement, dated as of August 10, 2012, among the Issuer and the Purchasers (the “Note Agreement”).  This opinion is furnished to you pursuant to paragraph 3C of the Note Agreement.  Capitalized terms used in this opinion that are defined in the Note Agreement have the meanings set forth in the Note Agreement, unless otherwise defined herein.

In connection with this opinion, I have examined originals or certified, conformed or reproduction copies of, and have relied upon the accuracy of, without independent verification or investigation, the following:

(a)the Note Agreement;

(b)the Notes issued on the date hereof; and

(c) such other documents, certificates and resolutions as I have deemed necessary to give the opinions hereinafter expressed.

I have also examined the originals or certified, conformed or reproduction copies of, and have relied upon the accuracy of, without independent verification or investigation, such other records, agreements, instruments and documents as I have deemed necessary or relevant as the basis for my opinion.  The documents referenced in clauses (a) and (b) above are referred to herein as the “Transaction Documents.”

August 10, 2012

In rendering the opinions expressed below, I have assumed (except, to the extent set forth in the opinions expressed below, as to the Issuer):  (i) the genuineness of all signatures of parties to the Transaction Documents (other than the officers of the Issuer), the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies; (ii) the due execution as indicated thereon by all parties thereto, and delivery of all documents and instruments and of the consideration recited therein; (iii) that each of the parties to the Transaction Documents has the full power, authority and legal right under its charter and other governing documents, legislation, and applicable laws and regulations to execute and perform its obligations under all documents executed by it; (iv) that each Transaction Document has been duly authorized by, has been duly executed and delivered by, and constitutes the legal, valid, binding and enforceable obligation of each of the parties party thereto, enforceable against such party in accordance with its terms; (v) that all signatories to each Transaction Document have been duly authorized; and (vi) that the laws of any jurisdiction other than the State of Ohio which may govern any one or more of the Transaction Documents are not inconsistent with the laws of the State of Ohio in any matter material to this opinion.

Whenever a statement herein is qualified by “to the best of my knowledge,” “known to me” or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement.  However, except as expressly otherwise indicated, I have not undertaken any independent investigation to determine the accuracy of any such statement.  I have not examined the records of any Governmental Authority and have not performed a docket search of any judicial body.

As used herein, the phrases “corporate power and authority” and “duly authorized by all necessary corporate action” with respect to the Issuer refer and are limited to the Ohio General Corporation Law and the Issuer’s articles of incorporation and code of regulations.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, I am of the opinion that:

1.The Issuer is a corporation incorporated, validly existing and in good standing under the laws of the State of Ohio.

2.The Issuer has the corporate power and authority to conduct its business as it is now being conducted.

3.The Issuer has the corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder.

4.The execution and delivery by the Issuer of, and the performance and incurrence by the Issuer of its obligations and liabilities under, the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Issuer.

C-2-2

August 10, 2012

5.The Issuer has duly executed and delivered each of the Transaction Documents.

6.The issuance and sale of the Notes by the Issuer, and the execution and delivery by the Issuer of, and the performance and incurrence by the Issuer of its obligations and liabilities under, the Transaction Documents do not conflict with, or result in any breach or violation of: (a) the articles of incorporation or code of regulations of the Issuer, (b) any agreement for material Indebtedness (including, without limitation, the Credit Agreement and the Note Purchase Agreement dated December 17, 2004, relating to the Company’s Floating Rate Senior Notes due December 17, 2014) to which the Issuer is a party or by which any of its property is bound,  (c) to the best of my knowledge, any order, writ, injunction or decree of any court or Governmental Authority applicable to Issuer or (d) any law of the State of Ohio applicable to the Issuer.

7.To the best of my knowledge, there are no actions, suits or proceedings pending, or threatened against, or affecting the Issuer, at law or in equity or before or by any Governmental Authority, that would reasonably be expected to result in a Material Adverse Effect.

8. No consent, approval, license, authorization or validation of, notice to or filing, recording or registration with any Governmental Authority pursuant to the laws of the State of Ohio that are generally applicable to corporations entering into similar transactions is required on the part of the Company for the execution or delivery by the Company of, or the performance by the Company of its repayment obligations under, the Transaction Documents, the failure to so comply with would have a material adverse effect on the Company’s repayment obligations thereunder.

The opinions expressed above are subject to the following additional qualifications:

I have not conducted requisite factual or legal examinations, and accordingly I express no opinion, with respect to the application, if any, of laws concerning or promulgated by (a) environmental effects or agencies; (b) industries the operations, financial affairs or profits of which are regulated by the United States or the State of Ohio, to wit, banks and thrift institutions, insurance and utilities under Title 49 of the Revised Code of Ohio (“R.C.”); (c) fraudulent dispositions or obligations (Chapter 1336, R.C. and Section 1313.56, R.C.); (d) securities laws; (e) restrictions attendant to financings of property by public authorities, for example industrial revenue bond financings; (f) political subdivisions of the State of Ohio; or (g) any taxes or tax effects.

C-2-3

August 10, 2012

The opinions expressed herein are limited to the laws of the State of Ohio and the federal laws of the United States of America having effect on the date hereof, and I express no opinion as to the laws of any other jurisdiction.  The opinions expressed herein, each of which speaks only as of the date hereof, are furnished specifically in connection with the execution and delivery of the Transaction Documents for the benefit of the Purchasers and any permitted transferee that becomes a holder of any Note under the Note Agreement after the date hereof, and may not be relied upon, assigned, quoted or otherwise used in any manner or for any purpose by any other person or entity, without my specific prior written consent, except that this opinion may be shown to the National Association of Insurance Commissioners and any other state or federal authority having regulatory power over any one or more of the Purchasers (“Regulatory Authorities”), provided that such Regulatory Authorities shall not be entitled to rely upon or quote this opinion.

Very truly yours,

C-2-4

August 10, 2012

Schedule I

The Prudential Insurance Company of America
Pruco Life Insurance Company of New Jersey
Pruco Life Insurance Company
Prudential Arizona Reinsurance Universal Company
Prudential Annuities Life Assurance Corporation
The Prudential Life Insurance Company, Ltd.
The Gibraltar Life Insurance Company, Ltd.

C-2-5

August 10, 2012

SCHEDULE 6B

CERTAIN EXISTING LIENS

Debtor / Jurisdiction	Secured Party	Date Filed / File Number
The Worthington Steel Company (OH)	MISA Metals, Inc.	9/20/1999 AP0182659
The Worthington Steel Company (OH)	Citibank, N.A.	6/22/2004 OH00078708779
The Worthington Steel Company (OH)	Citibank, N.A.	7/07/2004 OH00079228196
The Worthington Steel Company (OH)	Marubeni-Itochu Steel America, Inc.	9/22/2006 OH00106826471
Worthington Industries, Inc., and The Worthington Steel Company (OH)	Coilplus – Ohio, Inc.	12/07/2007 OH00121803503
The Worthington Steel Company (OH)	Coilplus-North Carolina, Inc.	2/22/2008 OH00124094228
The Worthington Steel Company (OH)	ArcelorMittal USA Inc.	3/25/2009 OH00133552100
The Worthington Steel Company (OH)	United States Steel Corporation	7/01/2010 OH00143360529
The Worthington Steel Company, LLC (OH)	De Lage Landen Financial Services, Inc.	8/04/2010 OH00144128558
The Worthington Steel Company, LLC (OH)	Du Bose Strapping, Inc.	5/02/2011 OH00149883927
Worthington Industries Medical Center, Inc. (OH)	GFC Leasing	5/13/2009 OH00134657739
Worthington Industries Medical Center, Inc. (OH)	GFC Leasing	5/14/2009 OH00134697440
Worthington Industries Medical Center, Inc. (OH)	US Bancorp	8/09/2011 OH00152131696
Advanced Component Technologies, Inc. (MN)	Central Bank Assignor: Star Leasing LLC	12/07/2007 200719215956
Advanced Component Technologies, Inc. (MN)	Toyota Motor Credit Corporation	2/10/2012 201227185460

6B-1

August 10, 2012

Advanced Component Technologies, Inc. (MN)	Wells Fargo Bank, N.A.	2/17/2012 201227257904
Angus Industries, Inc. (DE)	South Dakota Economic Development Finance Authority	3/31/2003 30901317
Angus Industries, Inc. (DE)	South Dakota Economic Development Finance Authority	11/16/2004 43224773
Angus Industries (DE)	US Bancorp	7/05/2007 20072548807
Angus Industries (DE)	US Bancorp	9/19/2007 20073549861
Angus Industries, Inc. (DE)	South Dakota Economic Development Authority, and First National Bank in Sioux Falls	3/16/2009 20090834512
Angus Industries, Inc. (DE)	South Dakota Economic Development Finance Authority, and The First National Bank in Sioux Falls	7/21/2009 20092336177
Angus Industries, Inc. (DE)	South Dakota Economic Development Finance Authority, and The First National Bank in Sioux Falls	7/21/2009 20092336532
Angus Industries, Inc. (DE)	Toyota Motor Credit Corporation	9/25/2009 20093080881
Angus Industries Inc. (DE)	US Bancorp	6/02/2010 20101929300
Angus Industries, Inc. (DE)	Trumpf Inc.	3/02/2011 20110775802
Angus Industries, Inc. (DE)	Trumpf Inc.	6/21/2011 2011 2365693
Angus Industries, Inc. (DE)	TC/American Monorail Inc.	10/18/2011 20114014174
Angus Industries, Inc. (DE)	U.S. Bancorp Equipment Finance, Inc.	12/21/2011 20114919521
Angus Industries, Inc. (DE)	Toyota Motor Credit Corporation	1/20/2012 20120248304
Angus Industries, Inc. (DE)	Toyota Motor Credit Corporation	1/30/2012 20120375370
Angus Industries, Inc. (DE)	Toyota Motor Credit Corporation	2/21/2012 20120675142
Angus Industries, Inc. (DE)	Toyota Motor Credit Corporation	2/21/2012 20120675266
Angus Industries, Inc. (DE)	Trumpf Inc.	3/07/2012 20120876161
Angus Industries, Inc. (DE)	Trumpf Inc.	3/23/2012 20121126244
Angus-Palm LLC (DE)	NMHG Financial Services, Inc.	7/11/2008 20082387288
Precision Specialty Metals, Inc. (DE)	Wells Fargo Bank, National Association	3/07/2011 20110841422
Structural Composites Industries LLC (DE)	Timepayment Corporation	12/23/2011 20115035699

6B-2

August 10, 2012

The Worthington Steel Company (DE)	Macsteel Service Centers USA, and Wells Fargo Bank, N.A.	4/11/2008 20081274487
The Worthington Steel Company (DE)	United States Steel Corporation	10/22/2008 20083562020
The Worthington Steel Company (DE)	United States Steel Corporation	6/29/2010 20102254633
Worthington Steelpac Systems LLC (DE)	GFC Leasing	1/21/2009 20090200326
Dietrich Industries, Inc. (PA)	NMHG Financial Services, Inc.	2/17/2004 20040175689
Dietrich Industries Inc. (PA)	Samuel Strapping Systems, Inc.	4/22/2011 2011042507833
Spartan Steel Coating, L.L.C. (MI)	Severstal Dearborn, Inc.	2/20/2009 2009027294-2
Spartan Steel Coating, L.L.C. (MI)	Samuel Strapping Systems, Inc.	4/27/2011 2011060768-3
Worthington Steel of Michigan, Inc. (MI)	ArcelorMittal USA Inc.	3/26/2009 2009045254-0
Worthington Steel of Michigan, Inc. (MI)	United States Steel Corporation	6/28/2010 2010088339-4
Worthington Steel Company of Decatur, LLC (AL)	Honda Trading America Corporation	3/04/2010 10-0108813
Worthington Industries, Inc. (OH)	NMHG Financial Services, Inc.	6/03/2005 OH00090080521
Worthington Industries, Inc. (OH)	Coilplus Holdings division of Metal One Holdings America, Inc.	8/27/2007 OH00118561685
Worthington Industries, Inc. (OH)	Macsteel Service Centers USA, and Well Fargo Bank, N.A.	4/22/2008 OH00125978021
Worthington Industries, Inc. (OH)	American Tooling Center, Inc.	8/27/2008 OH00129179768
Worthington Industries, Inc. (OH)	American Tooling Center, Inc.	8/27/2008 OH00129179879
Worthington Industries, Inc. (OH)	GFC Leasing	1/29/2009 OH00132481320
Worthington Industries, Inc. (OH)	GFC Leasing, a Division of Gordon Flesch Co., Inc.	2/16/2009 OH00132783370
Worthington Industries, Inc. (OH)	GFC Leasing, a Division of Gordon Flesch Co., Inc.	4/10/2009 OH00133904006

6B-3

August 10, 2012

Worthington Industries, Inc. (OH)	Timepayment Corporation	12/28/2009 OH00139343587
Worthington Industries, Inc. (OH)	United States Steel Corporation	7/1/2010 OH00143358938
Worthington Industries, Inc. (OH)	GFC Leasing, a Division of Gordon Flesch Co., Inc.	2/1/2011 OH00147908090
Worthington Industries, Inc. (OH)	Samuel Strapping Systems, Inc.	5/13/2011 OH00150202776
Worthington Industries, Inc. (OH)	State of Ohio Bureau of Workers’ Compensation vs. Buckeye Steel Castings Company and Worthington Industries, Inc.	2/04/2003 200302040034378
Worthington Industries, Inc. (OH)	State of Ohio Bureau of Workers’ Compensation vs. Buckeye Steel Castings Company and Worthington Industries, Inc.	2/04/2003 200302040034691

6B-4

August 10, 2012

SCHEDULE 6F

UNRESTRICTED SUBSIDIARIES

Domestic Unrestricted Subsidiaries

Enterprise Protection Insurance Company (VT)
Worthington-Buckeye, Inc. (OH)
GerCo Holdings, Inc. (OH)
Worthington Receivables Corporation (DE)
VCS/WOR, Inc. (OH)
Worthington Precision Steel, Inc (OH)
Worthington OEG Company (MI)
The Worthington Steel Company of Decatur, Inc. (MI)
Worthington Industries Leasing, LLC (OH)
Worthington Military Construction, Inc. (OH)
Worthington Mid-Rise Construction, Inc. (OH)
The Sharon Companies, Inc. (OH)
Worthington Integrated Building Systems, LLC (OH)
Worthington Construction Group, Inc (OH)
PSI Energy Solutions, LLC (OH)

Foreign Unrestricted Subsidiaries

Worthington Cylinders of Canada Corp.
Worthington Cylinders GmbH (Austria)
Worthington Cylinders, a.s. (Czech Republic)
Worthington Cylinders-Embalagens Industrias de Gas, S.A. (Portugal)
Worthington Steel Mexico, S.A. de C.V. (Mexico)
Worthington Steel Company of Alabama, Inc. & Co. OEG (Austria)
Dietrich Building Systems Consulting Company, Ltd. (China)
Worthington Industries International S.á.r.l. (Luxembourg)
Worthington Nitin Cylinders Limited (India)

6F-1

SCHEDULE 8A(1)

SUBSIDIARIES

Domestic Unrestricted Subsidiaries

Enterprise Protection Insurance Company (VT)
Worthington-Buckeye, Inc. (OH)
GerCo Holdings, Inc. (OH)
Worthington Receivables Corporation (DE)
VCS/WOR, Inc. (OH)
Worthington Precision Steel, Inc (OH)
Worthington OEG Company (MI)
The Worthington Steel Company of Decatur, Inc. (MI)
Worthington Industries Leasing, LLC (OH)
Worthington Military Construction, Inc. (OH)
Worthington Mid-Rise Construction, Inc. (OH)
The Sharon Companies, Inc. (OH)
Worthington Integrated Building Systems, LLC (OH)
Worthington Construction Group, Inc (OH)
PSI Energy Solutions, LLC (OH)(1)

Foreign Unrestricted Subsidiaries

Worthington Cylinders of Canada Corp. (Canada)
Worthington Cylinders GmbH (Austria)
Worthington Cylinders, a.s. (Czech Republic)
Worthington Cylinders-Embalagens Industrias de Gas, S.A. (Portugal)
Worthington Steel Mexico, S.A. de C.V. (Mexico)
Worthington Steel Company of Alabama, Inc. & Co. OEG (Austria)
Dietrich Building Systems Consulting Company, Ltd. (China)
Worthington Industries International S.á.r.l. (Luxembourg)
Worthington Nitin Cylinders Limited (India)(2)

Domestic Restricted Subsidiaries

Worthington Steel of Michigan, Inc. (MI)*
Dietrich Industries, Inc. (PA)
Worthington Cylinder Corporation (OH)*
Worthington Cylinder Corporation, LLC (OH)*
Worthington Cylinders Wisconsin, LLC (OH)*
The Worthington Steel Company (DE)*
The Worthington Steel Company (NC)*
The Worthington Steel Company (OH)*

8A(1)-1

Worthington Steel Company of Decatur, LLC (AL)
Spartan Steel Coating, LLC (MI)(3)*
Worthington WSP, LLC (MI)*
Precision Specialty Metals, Inc. (DE)*
Viking & Worthington Steel Enterprise, LLC (OH)
Worthington Metal Fabricators, LLC (OH)*
The Worthington Steel Company, LLC (OH)*
Worthington Warehouse, Inc. (MI)
WSC Acquisition, LLC (OH)*
Cleveland Pickling, Inc. (DE)*
Worthington Energy Group, Inc. (OH)
Worthington Global Group, LLC (OH)
Worthington Services, LLC (OH)
Worthington Industries Medical Center, Inc. (OH)
Worthington Steelpac Systems, LLC (DE)*
Worthington Cylinders Mississippi, LLC (OH)*
Structural Composites Industries, LLC (DE)*
Worthington Cylinders Kansas, LLC (OH)*
Worthington Torch, LLC (OH)*
Worthington Industries Global Holdings, LLC (OH)*
Angus Industries, Inc. (DE)*
Angus-Palm LLC (DE)*
Advanced Component Technologies, Inc. (MN)

Foreign Restricted Subsidiaries

WI Netherlands Holdings, C.V. (Netherlands)*
Worthington Industries Mauritius (Mauritius)*
Worthington Industries Global Holdings, LLC & Co OG (Austria)*
Worthington Cylinders Mexico, S de RL de CV (Mexico)*
Suero Investments sp Z.O.O. (Poland)*
Stako sp Z.O.O. (Poland)*

*Designates a Subsidiary qualified as an Active Restricted Subsidiary

(1)Worthington Energy Group, Inc. owns 75% of the Equity Interests in PSI Energy Solutions, LLC, Professional Supply, Inc. owns 20% and Stonehenge Structured Finance Partners, LLC owns the remaining 5%.

(2)Worthington Industries Mauritius owns 60% of the Equity Interests in Worthington Nitin Cylinders Limited and Nitin Fire Protection Industries Limited owns the remaining 40%.

(3)Spartan Steel Coating, LLC (“Spartan”) is the only Restricted Subsidiary that it not a Wholly-Owned Subsidiary of the Company.  Worthington Steel of Michigan Inc. owns 52% of the Equity Interests in Spartan and Severstal North America, Inc. owns the remaining 48%.

8A(1)-2

SCHEDULE 8G

LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS

-$100,000,000 Note Purchase Agreement dated December 17, 2004

-$425,000,000 Bank Credit Facility dated May 4, 2012

CH2\11523931.9

8G-1